Exhibit 10.2

CEPHEID

2015 EQUITY INCENTIVE PLAN

(adopted February 10, 2015)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 4,600,000 Shares plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2006 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below) (ii) shares that are subject to options or other awards granted under the Prior Plan that cease to be subject to Awards by forfeiture or otherwise after the Effective Date for any reason; (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of options or stock appreciation rights that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plan that are repurchased by the Company at the original issue price; and (v) shares that are subject to options or other awards granted under the Prior Plan that otherwise terminate without Shares being issued. Any Award other than an Option or a SAR shall reduce the number of Shares available for issuance by 2.17 Shares. Awards issued as an Option or a SAR shall reduce the number of Shares available for issuance by the number of Shares underlying the Award, regardless of the number of Shares actually issued upon exercise of the Award. The Company may issue Shares that are authorized but unissued shares pursuant to the Awards granted under the Plan. The Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards granted under the Plan.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the exercise or purchase price of an Award or to satisfy any tax withholding obligations in connection with an Award; (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR; or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option exercise price. To the extent that a Performance Award in the form of a cash bonus has been made, such Award will not reduce the number of Shares available for issuance under the Plan.

2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Limitations. No more than 5,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.5 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off, split-off or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Sections 2.1 or 2.2, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than one million five hundred thousand (1,500,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of two million (2,000,000) Shares in the calendar year in which they commence their employment.

4. ADMINISTRATION.

4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) subject to Section 18, determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(o) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside the United States;

(p) determine whether any Termination of any Participant shall constitute Cause; and

(q) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Interpretation and Discretion; Delegation. Except with respect to automatic grants to Non-Employee Directors made pursuant to Section 12, any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. To the extent permitted by applicable law, the Committee may delegate to one or more Directors the authority to grant an Award under this Plan to Participants who are not Insiders, in which case references to “Committee” in this Section 4.2 will refer to such delegate(s).

4.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5. OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option shall vest and may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option, provided that, subject to Section 27 below, the Performance Period shall be a minimum of one year; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria. If the Option is not being earned upon the satisfaction of Performance Factors, then the Committee will determine the vesting period of such Option which shall have a minimum of a three year period.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of seven (7) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5 Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement or determined by the Committee, Cause will have the meaning set forth in the Plan.

5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”), including vesting restrictions that, subject to Section 27 below, if earned upon completion of Performance Factors, shall have a Performance Period of a minimum of one year, or if not earned upon completion of Performance Factors, shall have a vesting period of a minimum of three years. The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, the Award Agreement and in accordance with any procedures established by the Company.

6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. The Committee shall determine the extent to which such Restricted Stock Awards have been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS.

7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award, provided, that, subject to Section 27 below, all Stock Bonus Awards with vesting restrictions based upon completion of performance goals based on Performance Factors shall have a minimum one-year Performance Period; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. The Committee shall determine the extent to which such Stock Bonus Awards have been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. If the Stock Bonus Award is not being earned upon the satisfaction of Performance Factors, then the Committee will determine the vesting period of such Stock Bonus Award which, subject to Section 27, shall have a minimum of a three year period.

7.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS.

8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash or Shares, having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR, provided that, subject to Section 27 below, the Performance Period shall be a minimum of one year; (y) select from among the Performance Factors to be used to measure the performance goals; and (z) determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria. If the SAR is not being earned upon the satisfaction of Performance Factors, then the Committee will determine the vesting period of such SAR which, subject to Section 27, shall have a minimum of a three year period.

8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of seven years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.5 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9. RESTRICTED STOCK UNITS.

9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares. All RSUs shall be made pursuant to an Award Agreement.

9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; (d) the timing of settlement of a RSU, provided, that, subject to Section 27 below, a RSU with settlement restrictions based upon satisfaction of performance goals based on Performance Factors shall have a minimum one-year Performance Period; and (e) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors (if any) during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance goals, if any; and (z) determine the extent to which such RSU has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. If the RSU is not being earned upon the satisfaction of Performance Factors, then the Committee will determine the vesting period of such RSU which, subject to Section 27, shall have a minimum of a three year period.

9.3 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10. PERFORMANCE AWARDS.

10.1 Performance Awards. A Performance Award is an award to a Participant of a cash bonus or a Performance Share bonus. Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.2 Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to a Performance Share bonus; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award will be settled, provided that, subject to Section 27 below, the Performance Period shall be a minimum of one year; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period, provided that, subject to Section 27 below, the Performance Period shall be a minimum of one year; and (y) select from among the Performance Factors to be used to measure performance goals. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than five million dollars ($5,000,000) in Performance Awards in any calendar year under this Plan.

10.3 Value, Earning and Timing of Performance Shares. Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Performance Share bonuses may also be settled in Restricted Stock.

10.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1 Types of Options and Shares. Options granted under this Plan and subject to this Section 12 shall be NQSOs.

12.2 Eligibility. Options and RSUs subject to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or reelected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3 Grant for Initial Election or Appointment. Each Non-Employee Director who is first elected or appointed as a member of the Board on or after the 2014 annual meeting of shareholders will automatically be granted, on the date such Non-Employee Director is first elected or appointed as a member of the Board, Options and/or RSUs that, in the aggregate, equals 32,500 Option equivalents (an “Initial Election Grant”), with the mix of Options and RSUs and the equivalency ratio of Options and RSUs to be determined from time to time in the discretion of the Board.

12.4 Annual Grants. On the date of the first meeting of the Board immediately following each annual meeting of shareholders of the Company beginning with the 2015 annual meeting (even if held on the same day as the meeting of shareholders), the Company shall grant each Non-Employee Director then in office for longer than six months Options and/or RSUs that, in the aggregate, equals 21,700 Option equivalents (an “Annual Grant”), with the mix of Options and RSUs and the equivalency ratio of Options and RSUs to be determined from time to time in the discretion of the Board.

12.5 Discretionary Grant. The Board may make discretionary grants to any Non-Employee Director (a “Discretionary Grant”).

12.6 Vesting, Exercisability and Settlement. The date a Non-Employee Director receives an Initial Election Grant or an Annual Grant is referred to in this Plan as the “Start Date” for such Award(s).

(a) Initial Election Grants. Except as set forth in Section 21.4, each Initial Election Grant will vest, and become exercisable or be settled as to one-third of the Shares subject to such Initial Election Grant on each one-year anniversary of the Start Date, so long as the Non-Employee Director continuously remains a director of the Company.

(b) Annual Grants. Except as set forth in Section 21.4, each Annual Grant will vest, become exercisable or be settled as to 100% of the Shares subject to such Annual Grant on the one-year anniversary of the Start Date, so long as the Non-Employee Director continuously remains a director of the Company.

(c) Discretionary Grants. Except as set forth in Section 21.4, Discretionary Grants shall vest, and become exercisable or be settled as determined by the Board.

12.7 Exercise Price. With respect to Options granted to a Non-Employee Director, the exercise price shall not be less than the Fair Market Value of the Shares at the time that such Option is granted.

13. WITHHOLDING TAXES.

13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant.

13.2 Stock Withholding. The Committee or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY.

14.1 Transfer Generally. Unless determined otherwise by the Committee or its delegate(s) or pursuant to this Section 14, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by (i) a will or (ii) by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a Permitted Transferee, such Award may contain such additional terms and conditions as the Committee or its delegate(s) deems appropriate. All Awards will be exercisable: (A) during the Participant’s lifetime only by (x) the Participant, or (y) the Participant’s guardian or legal representative; (B) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (C) in the case of all awards except ISOs, by a Permitted Transferee (for awards made transferable by the Committee) or such person’s guardian or legal representative.

14.2 Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and will have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or one of its Subsidiaries, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion. Notwithstanding anything to the contrary in the Plan, in no event will the Committee have the right to determine and implement the terms and conditions of any Award Transfer Program without shareholder approval.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Awards until the Shares subject to the Award are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.

15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

16. CERTIFICATES. All Shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. The repricing of Options or SARs is not permitted without prior shareholder approval. Repricing is defined as the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, substitute, buyout or exchange outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs. In the event that shareholder approval of a repricing of Options or SARs is sought and obtained, the Committee may, by subsequent written notice to affected Participants, reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with shareholder approval, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan or this Section 18), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time for any reason or no reason, with or without cause.

21. CORPORATE TRANSACTIONS.

21.1 Dissolution or Liquidation. Except for automatic grants to Non-Employee Directors pursuant to Section 12 hereof, in the event of the proposed dissolution or liquidation of the Company, the Company shall notify the Participant at least 30 days prior to such proposed action. To the extent it has not been previously exercised, all Awards will terminate immediately prior to the consummation of such proposed action.

21.2 Corporate Transaction. Except for automatic grants to Non-Employee Directors pursuant to Section 12 hereof, upon the consummation of a Corporate Transaction, unless otherwise determined by the Committee, all Shares acquired under the Plan and all Awards will be subject to the agreement governing such Corporate Transaction. Such agreement need not treat all Awards in an identical manner, and it will provide for one or more of the following with respect to each Award:

(a) The continuation of the Award by the Company (if the Company is the surviving corporation).

(b) The assumption of the Award by the surviving corporation or its parent and, with respect to an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO). For the purposes of this subsection (b), the Award shall be considered assumed if, following the Corporate Transaction, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its parent entity, the Company may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share of Common Stock subject to the Award, to be solely common stock of the successor corporation or its parent entity equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

(c) The substitution by the surviving corporation or its parent of a new Award, and with respect an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(d) A payment to the Participant equal to the excess of (i) the Fair Market Value of the Shares subject to the Award as of the effective date of such Corporate Transaction over (ii) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments, may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested, and such payment may be subject to vesting based on the Participant’s continuing service as an Employee, Consultant or Director. However, the amount of such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. In addition, any escrow, holdback, earnout or similar provisions in the agreement for such Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

Notwithstanding the forgoing, if (I) the Award is not continued pursuant to subsection (a) above, (II) the Award is not assumed pursuant to subsection (b) above, (III) the Award is not substituted pursuant to subsection (c) above, or (IV) the payment pursuant to subsection (d) above is only for the portion of an

Award which is vested as of the closing of such Corporate Transaction, then any Option and/or SAR, and any Shares subject to any Option and/or SAR shall become fully exercisable and fully vested and/or all other Awards shall become fully vested contingent upon the consummation of such Corporate Transaction.

21.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

21.4 Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary, in the event of a dissolution or liquidation described in Section 21.1 or upon the consummation of a Corporate Transaction described in Section 21.2, the vesting of all Options and RSUs granted to Non-Employee Directors pursuant to Section 12 of this Plan will accelerate and be fully vested, any Shares that are subject to a Right of Repurchase of the Company shall be released from such Right of Repurchase and shall be fully vested, and any Options will become exercisable in full immediately prior to, and contingent upon, the consummation of such event and upon such other conditions as the Committee determines, and such Options must be exercised, if at all, within three (3) months of the consummation of said event. Any Options not exercised within such three-month period shall expire.

22. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws rules.

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27. TIME BASED VESTING RESTRICTIONS. Notwithstanding anything else in this Plan, the Company may grant Options, Restricted Stock Awards, Stock Bonus Awards, RSUs and Performance Share bonuses without taking into account the minimum Performance Period requirements set forth in Sections 5, 6, 7, 8, 9 and 10, respectively; provided, that, the Company does not grant more than 5% of the aggregate Shares reserved and available for grant and issuance pursuant to this Plan without such minimum Performance Periods set forth in Sections 5, 6, 7, 8, 9 and 10 above. For the avoidance of doubt, neither the foregoing sentence nor the minimum Performance Period requirements set forth in Sections 5, 6, 7, 8, 9 and 10 shall restrict the Company from entering into (or continuing to be a party to) individual agreements with Participants that provide for the acceleration of the vesting restrictions or Performance Periods of Awards upon the consummation of a Corporate Transaction, termination of employment, or other specific events.

28. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock Award, Stock Bonus Award, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to Participants outside the United States, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award Agreements that are not used by Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Award Transfer Program” means, any program instituted by the Committee that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Committee. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Committee.

“Board” means the Board of Directors of the Company.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty or a misappropriation of funds, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary, or (c) a failure to materially perform the customary duties of Employee’s employment.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the common stock of the Company.

“Company” means Cepheid Inc., or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company). Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporation Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company (both as defined in Section 409A of the Code).

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalent Right”means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Effective Date” means the date this Plan is approved by the Company’s shareholders, the date of which shall be within twelve (12) months before or after the date this Plan is adopted by the Board.

“Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is increased or reduced.

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an executive officer or Director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 12 of the Plan.

“Parent” has the same meaning as “parent corporation” in Section 424(e) of the Code.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means an Award granted pursuant to Section 10 of the Plan.

“Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total shareholder return and/or total shareholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Individual business objectives; and

•	Company specific operational metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Committee or its delegate(s) with respect to Participants who are not Insiders, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means a performance share bonus granted as a Performance Award pursuant to Section 10 of the Plan.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Plan” means this Cepheid Inc. 2015 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

“Subsidiary” has the same meaning as “subsidiary corporation” in Section 424(f) of the Code.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law. The Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

Final Version

CEPHEID

2015 EQUITY INCENTIVE PLAN

NOTICE OF GLOBAL STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Cepheid 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) shall have the same meanings in this Notice of Global Stock Option Grant (“Notice of Grant”).

%%FIRST_NAME%-% %%LAST_NAME%-%

You (“Optionee”) have been granted an option to purchase Common Stock of the Company (the “Option”), subject to the terms and conditions of the Plan and the attached Global Stock Option Agreement, including any special terms and conditions for Participant’s country set forth in the appendix attached thereto (the “Appendix”) (the Global Stock Option Award Agreement and the Appendix are collectively referred to as the “Agreement”), as follows:

Grant Number	%%OPTION_NUMBER%-%

Date of Grant	%%OPTION_DATE,’MONTH DD, YYYY’%-%

Vesting Commencement Date	%%VEST_DATE_PERIOD1,’MONTH DD, YYYY’%-%

Exercise Price per Share	%%OPTION_PRICE%-%

Total Number of Shares	%%TOTAL_SHARES_GRANTED,’999,999,999’%-%

Total Exercise Price	%%TOTAL_OPTION_PRICE%-%

Type of Option	Non-statutory Stock Option

Expiration Date	%%EXPIRE_DATE_PERIOD1,’MONTH DD, YYYY’%-%

Vesting Schedule. Subject to the limitations set forth in this Notice, the Plan and the Agreement, Shares subject to the Option will vest in accordance with the following schedule:

25% of the Shares will vest and become exercisable one year from the Vesting Commencement Date; then 2.0833% of the Shares will vest and become exercisable on each monthly anniversary of the First Vesting Date until 100% vested.

Optionee understands that Optionee’s employment or consulting relationship or service with the Company or a Parent or Subsidiary of the Company is for an unspecified duration, can be terminated at any time, and that nothing in this Notice of Grant, the Agreement or the Plan changes Optionee’s employment or service relationship. Optionee acknowledges and agrees that the Vesting Schedule may change prospectively in the event that Optionee’s service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. Optionee acknowledges that the vesting of shares pursuant to this Notice of Grant is earned only by the continuing service as an Employee, Non-Employee Director or Consultant. Optionee also understands that this Notice of Grant is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. Optionee acknowledges that he or she has read both the attached Agreement and the Plan. By accepting this Option, Optionee consents to electronic delivery as set forth in the Agreement.

CEPHEID

2015 EQUITY INCENTIVE PLAN

GLOBAL STOCK OPTION AWARD AGREEMENT

You (“Optionee”) have been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Cepheid 2015 Equity Incentive Plan, as amended from time to time (the “Plan”), the Notice of Global Stock Option Grant (“Notice of Grant”) and this Global Stock Option Award Agreement, including any terms and conditions for Optionee’s country set forth in the appendix attached hereto (the “Appendix,” together with the Global Stock Option Award Agreement, the “Agreement”).

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

1. Vesting Rights. Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice of Grant.

2. Termination Period.

(a) General Rule. Except as provided below in this Section 2, and subject to Section 26 of the Plan, this Option may be exercised for three months after termination of Optionee’s employment with the Company or any Parent or Subsidiary. In no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(b) Death; Disability. Upon the termination of Optionee’s employment with the Company or any Subsidiary by reason of his or her Disability or death, or if a Optionee dies within 3 months of the Termination Date, this Option may be exercised for twelve months after the Termination Date, provided that in no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(c) Cause. Upon the termination of Optionee’s employment by the Company or any Parent or Subsidiary for Cause, the Option shall expire on such date of Optionee’s Termination Date.

3. Grant of Option. Optionee named in the Notice of Grant has been granted an Option for the number of Shares set forth in the Notice of Grant at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

For U.S. taxpayers, if designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds US$100,000 under Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

4. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement. In the event of Optionee’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice of Grant and this Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Optionee on the date the Option is exercised with respect to such Exercised Shares.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

(a) cash, check or wire transfer;

(b) certificates for shares of Company stock that Optionee owns, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price. Instead of surrendering shares of Company stock, Optionee may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Exercised Shares issued to Optionee. However, Optionee may not surrender, or attest to the ownership of, shares of Company stock in payment of the Exercise Price of the Option if Optionee’s action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;

(c) waiver of compensation due or accrued to Optionee for Optionee’s services rendered to the Company or a Parent or Subsidiary of the Company;

(d) cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price of the Option and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to Optionee; or

(e) any other method authorized by the Company.

6. Non-Transferability of Option. Except as set forth below in this Section 6, this Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Optionee only by Optionee, Optionee’s guardian, or legal representative, as permitted in the Plan. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

However, if Optionee is in the U.S. and if this Option is designated as an NSO in the Notice of Grant, then the Committee may, in its sole discretion, allow the transfer of this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing Optionee’s household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which Optionee or one or more of these persons control the management of assets, and any entity in which Optionee or one or more of these persons own more than 50% of the voting interest. In addition, if Optionee is in the U.S. and if this Option is designated as an NSO in the Notice of Grant, then the Committee may, in its sole discretion, allow Optionee to transfer this Option to Optionee’s spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights. The Committee will allow the transfer of this Option only if both Optionee and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.

7. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Notice of Grant, the Plan and the terms of this Agreement.

8. Responsibility for Taxes. Regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Optionee’s participation in the Plan and legally applicable to Optionee (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee has become subject to tax in more than one jurisdiction, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued at exercise of the Option or (iv) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Optionee is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(iv) above, and the Committee shall establish the method prior to any taxable or tax withholding event.

To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Optionee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Shares equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the exercised Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Optionee’s participation in the Plan.

Finally, Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items.

9. U.S. Tax Consequences. For Optionees subject to U.S. income tax, some of the U.S. federal and California tax consequences relating to this Option, as of the date of this Option, are set forth below. All other Optionees should consult a tax advisor for tax consequences relating to this Option in their respective jurisdiction. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercising the Option.

(i) Nonstatutory Stock Option. Optionees subject to U.S. income tax may incur regular federal income tax and California income tax liability upon exercise of an NSO. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(ii) Incentive Stock Option. For Optionees subject to U.S. income tax, if this Option qualifies as an ISO, Optionee will have no regular federal income tax or California income tax liability upon its exercise, although the excess, if any, of the aggregate Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject Optionee to alternative minimum tax in the year of exercise.

(b) Disposition of Shares.

(i) NSO. If Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii) ISO. If Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(c) Notice of Disqualifying Disposition of ISO Shares. If Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to Optionee.

10. Entire Agreement; Governing Law; Venue. The Plan is incorporated herein by reference. The Plan, the Notice of Grant, and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee.

This agreement is governed by California law except for that body of law pertaining to conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.

11. EMPLOYMENT. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OF THE COMPANY OR ITS PARENT OR SUBSIDIARY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).

12. Nature of Grant. In accepting the Option, Optionee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d) Optionee is voluntarily participating in the Plan;

(e) the Option and any Shares acquired under the Plan, and the income and value of same, are extraordinary items and not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f) unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income and value of same, are not granted as consideration for, or in connection with, any service Optionee may provide as a Non-Employee Director;

(g) the Option grant and Optionee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Parent or Subsidiary of the Company;

(h) the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty;

(i) if the underlying Shares do not increase in value, the Option will have no value;

(j) if Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(k) in the event of termination of Optionee’s employment (regardless of the reason for such termination and whether or not later found to be invalid or in breach of local labor laws or the terms of Optionee’s employment or service agreement, if any), any right to vest in the Option will terminate and any post-termination exercise period will be measured as of the date of Optionee’s termination of active services and will not be extended by any notice period mandated under local law (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period pursuant to local law or Optionee’s employment or service agreement, if any); the Committee shall have the exclusive discretion to determine when Optionee is no longer providing active services for purposes of this Option grant; and

(m) if Optionee resides outside the U.S., the following additional provisions shall apply:

(i) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Optionee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Option to which Optionee is otherwise not entitled, Optionee irrevocably agrees never to institute any claim against the Company or the Employer, waives Optionee’s ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(ii) the Option and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and

(iii) neither the Company, the Employer nor any Parent or Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Optionee’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

13. Data Privacy. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Parent or Subsidiaries for the exclusive purpose of implementing, administering and managing my participation in the Plan.

Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Optionee understands that Data will be transferred to E*TRADE Corporate Financial Services, Inc. or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Optionee understands that the recipients of Data may be located in the United States or elsewhere, and that recipients’ country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee understands that, if he or she resides outside the United States, Optionee may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources representative. Optionee authorizes the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purposes of implementing, administering and managing my participation in the Plan. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. Optionee understands that, if he or she resides outside the United States, Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative. Further, Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If Optionee does not consent, or if Optionee later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Optionee’s consent is that the Company would not be able to grant Optionee the Option or other equity awards or administer or maintain such awards. Therefore, Optionee understands that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, Optionee understands that Optionee may contact his or her local human resources representative.

14. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or my acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with Optionee’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

15. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Optionee hereby consents to the electronic delivery of the Notice of Grant, this Agreement, the Plan, account statements, Plan prospectuses required by the SEC, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option. In addition, Optionee agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Optionee acknowledges that Optionee may receive from the Company a paper copy of any documents delivered electronically at no cost if Optionee contacts the Company by telephone, through a postal service or electronic mail at stock.admin@cepheid.com. Optionee further acknowledges that Optionee will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Optionee understands that Optionee must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Optionee understands that Optionee’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Optionee has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at stock.admin@cepheid.com. Finally, Optionee understands that Optionee is not required to consent to electronic delivery.

16. Language. If Optionee has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18. Appendix. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in the Appendix to this Agreement for Optionee’s country. Moreover, if Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20. Adjustment. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off, split-off or similar change in the capital structure of the Company, the number of Shares covered by the Option and the exercise price per Share may be adjusted pursuant to the Plan.

21. Insider Trading Restrictions/Market Abuse Laws. Optionee acknowledges that Optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell the Shares or rights to the Shares under the Plan during such times as Optionee is considered to have “inside information” regarding the Company (as defined by the laws in Optionee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Optionee acknowledges that it is Optionee’s responsibility to comply with any applicable restrictions, and Optionee should speak to his or her personal advisor on this matter.

22. Waiver. Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Optionee or any other Participant.

*    *    *    *    *

By Optionee’s electronic acceptance of the Option, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant, and this Agreement. Optionee has reviewed the Plan, the Notice of Grant, and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice of Grant, and fully understands all provisions of the Plan, the Notice of Grant, and this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant, and the Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated on the Notice of Grant.

CEPHEID

2015 EQUITY INCENTIVE PLAN

APPENDIX

COUNTRY-SPECIFIC TERMS TO THE

GLOBAL STOCK OPTION AWARD AGREEMENT

Capitalized terms used but not defined in this Appendix are defined in the Plan, the Notice of Grant, and/or the Global Stock Option Award Agreement, and have the meanings set forth therein.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option granted to Optionee under the Plan if Optionee resides in one of the countries listed below. If Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Optionee is currently residing and/or working, or if Optionee transfers to another country after the date of grant, the Committee shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Optionee.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Optionee should be aware with respect to Optionee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Optionee not rely on the information noted in this Appendix as the only source of information relating to the consequences of Optionee’s participation in the Plan because the information may be out of date by the time Optionee exercises the Option or sells Shares purchased under the Plan.

In addition, the information contained herein is general in nature and may not apply to Optionee’s particular situation, and the Company is not in a position to assure Optionee of a particular result. Accordingly, Optionee should seek appropriate professional advice as to how the relevant laws in Optionee’s country may apply to Optionee’s situation.

Finally, Optionee understands that if he or she is a citizen or resident of a country other than the one in which Optionee is currently working, transfers employment after the date of grant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to Optionee, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

AUSTRALIA

Terms and Conditions

Exercise of Option. This provision supplements Section 4 of the Global Stock Option Award Agreement:

If the Option vests when the Fair Market Value of the Exercised Shares (by reference to the closing price on the previous trading day) is equal to or less than the Exercise Price, Optionee shall not be permitted to exercise the vested Option. The vested Option may be exercised only starting on the trading day following the first day on which the Fair Market Value of the Exercised Shares exceeds the Exercise

Price. For the avoidance of doubt, this provision applies also to any unvested Option held by Optionee who transfer to Australia after the grant of the Option, as determined by the Company in its sole discretion.

Expiration of Option. Notwithstanding anything to the contrary in the Agreement, the Option shall expire on the earlier of (i) the Expiration Date set forth in the Notice of Grant, and (ii) one day less than seven years from the date of grant.

Data Privacy. This provision supplements Section 13 of the Global Stock Option Award Agreement:

The Company can be contacted at 904 Caribbean Drive, Sunnyvale, California 94089, United States of America. The Australian Employer can be contacted at Unit 3, 1 Anderson St, Banksmeadow, NSW 2019, Australia.

Optionee’s personal information will be held in accordance with the Company’s privacy policy, a copy of which can be obtained by contacting the Company or the Australian Employer at the address listed above. The Employer’s privacy policy contains, among other things, details of how Optionee can access and seek correction of personal information held in connection with the Agreement.

Optionee understands and agrees that Data may be transferred to recipients located outside of Australia, including the United States and any other country where the Company has operations.

Notifications

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of Optionee.

Securities Law Information. If Optionee acquires Shares pursuant to the Option and offers his or her Shares for sale to a person or entity resident in Australia, Optionee’s offer may be subject to disclosure requirements under Australian law. Optionee should obtain legal advice on his or her disclosure obligations prior to making any such offer.

BELGIUM

Terms and Conditions

Taxation of Option. The Option must only be accepted 60 days after the offer (for tax at exercise). Optionee should consult his or her personal tax advisor regarding the tax consequences of accepting the offer.

Notifications

Foreign Asset/Account Reporting Information. Belgian residents are required to report any taxable income attributable to the Option on their annual tax returns. In addition, Belgian residents are required to report any bank accounts opened and maintained outside Belgium on their annual tax returns. Optionee should consult with his or her personal tax advisor in this regard.

BRAZIL

Terms and Conditions

Compliance with the Law. In accepting the grant of the Option, Optionee acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable tax associated with the Option, the sale of the Shares acquired under the Plan and the receipt of any dividends paid on such Shares.

Notifications

Exchange Control Information. To remit funds out of Brazil for purposes of exercising the Option, Optionee should remit such funds to the U.S. through a Brazilian commercial bank. The Brazilian commercial bank handling the transaction may request information about the nature of the remittance and may require Participant to provide supporting documentation to the bank in support of the request.

The foregoing requirements will not apply to Optionee if Optionee exercises the Option using a cashless method of exercise.

Foreign Asset Reporting. If Optionee is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares.

Tax on Financial Transaction (IOF). Cross-border financial transactions relating to the Option may be subject to the IOF (tax on financial transactions). Optionee should consult with his or her personal tax advisor for additional details.

FINLAND

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 8 of the Global Stock Option Award Agreement:

Notwithstanding anything to the contrary in the Agreement, the Company and/or the Employer will account for Optionee’s Tax-Related Items by withholding from Optionee’s salary.

FRANCE

Terms and Conditions

Language Consent. By accepting the Option, Optionee confirms having read and understood the documents relating to this grant (the Plan, the Agreement and this Appendix ) which were provided in the English language. Optionee accepts the terms of those documents accordingly.

En acceptant l’attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan, le contrat et cette Annexe A) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.

Notifications

Foreign Asset/Account Reporting Information. French residents must annually declare all foreign bank and stock accounts, whether open, current, or closed, together with their personal income tax returns. Optionee should consult with his or her personal tax advisor in this regard.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. Optionee is solely responsible for making the report.

HONG KONG

Terms and Conditions

Restriction on Sale. In the event the Option vests and Optionee exercises the Option within six months of the date of grant, Optionee agrees that he or she will not dispose of any Shares acquired prior to the six-month anniversary of the date of grant.

Notifications

Securities Law Information. Warning: The Option and the Shares issued to Optionee at exercise of the Option do not constitute a public offering of securities and are available only to employees and other service providers of the Company, a Parent or a Subsidiary.

Optionee should be aware that the contents of the Agreement and the Plan are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have they been reviewed by any regulatory authority in Hong Kong. Optionee should exercise caution in relation to participation in the Plan. The Option is intended only for the personal use of each Optionee who meets the eligibility requirements under the Plan and may not be distributed to any other person. If Optionee is in any doubt about any of the contents of the Agreement or the Plan, he or she should obtain independent professional advice.

INDIA

Terms and Conditions

Exercise of Option. The following provision supplements Section 4 of the Global Stock Option Award Agreement:

Optionee will not be permitted to pay the Exercise Price through a cashless sell-to-cover method of exercise, whereby Optionee issues instructions to his or her broker to exercise the Option and to effect the immediate sale of the number of Shares necessary to cover the aggregate Exercise Price payable for the purchased Shares, plus applicable Tax–Related Items and brokerage fees, if any, and remit the remaining Shares to Optionee.

Depending on the development of local law, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cashless sell-to-cover exercise, or any other method of exercise and payment of Tax-Related Items.

Notifications

Exchange Control Information. Optionee must repatriate any proceeds from the sale of Shares under the Plan or any cash dividends to India within 90 days or 180 days of receipt, respectively. Optionee must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Optionee deposits the foreign currency and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information. Indian residents are required to declare their foreign bank accounts and any foreign financial assets (including Shares held outside India) in their annual tax returns. Optionee should consult with his or her personal tax advisor in this regard.

JAPAN

Notifications

Exchange Control Information. If Optionee acquires Shares valued at more than ¥100,000,000 in a single transaction, Optionee must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares.

In addition, if Optionee pays more than ¥30,000,000 in a single transaction for the purchase of Shares when Optionee exercises the Option, Optionee must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that Optionee pays upon a one-time transaction for exercising the Option and purchasing Shares exceeds ¥100,000,000, then Optionee must file both a Payment Report and a Securities Acquisition Report.

Foreign Asset/Account Reporting Information. Japanese residents are required to report assets (including any Shares acquired under the Plan) held outside Japan to the extent such assets have a total net fair market value that exceeds ¥50,000,000 (as of December 31). The report is due by March 15 of the following year. Optionee should consult with his or her personal tax advisor to determine whether the reporting obligation applies to Optionee and whether Optionee is required to report details of any outstanding Options or Shares held by Optionee in the report.

SINGAPORE

Notifications

Securities Law Information. The award of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Optionee should note that the award of the Option is subject to section 257 of the SFA and Optionee will not be able to make any subsequent sale in Singapore of the Shares acquired through the exercise of the Option or any offer of such sale in Singapore unless such sale or offer is made more than six months after the date of grant or pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer/Director Notification Obligation. Chief executive officer and directors of a Singapore Parent or Subsidiary are subject to certain notification requirements under the Singapore

Companies Act. Among these requirements is an obligation to notify the Singaporean Parent or Subsidiary in writing when Optionee receives an interest (e.g., Option, Shares, etc.) in the Company or any Parent or Subsidiary within two business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when the shares are sold), or (iii) becoming a chief executive officer or director.

SOUTH AFRICA

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 8 of the Global Stock Option Award Agreement:

By accepting this Option, Optionee agrees to notify the Employer of the amount of any gain realized upon exercise of this Option. If Optionee fails to advise the Employer of the gain realized upon exercise, Optionee may be liable for a fine. Optionee will be responsible for paying any difference between the actual Tax-Related Items liability and the amount withheld.

Exchange Control Compliance Obligations. Optionee is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, Optionee should consult with his or her personal legal advisor prior to the acquisition or sale of Shares under the Plan to ensure compliance with current regulations. Neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.

Notifications

Tax Clearance Certificate for Cash Exercises. If Optionee exercises his or her Option with cash, Optionee must first obtain a “Tax Clearance Certificate (in Respect of Foreign Investment)” from the South African Reserve Services (the “SARS”) bearing the official stamp and signature of the Exchange Control Department of the SARS. Optionee must present the Tax Clearance Certificate to a dealer of the Exchange Control Department together with a completed application form in order to transfer funds to exercise the Option. Optionee must renew the Tax Clearance Certificate every 12 months or any other such time period as may be required by the SARS.

Exchange Control Information. Optionee is subject to an overall offshore investment allowance of ZAR10,000,000. The first ZAR1,000,000 annual discretionary allowance requires no prior authorization. The next ZAR9,000,000 requires tax clearance. The allowance is cumulative, and Optionee’s ability to remit funds for the purchase of Shares will be reduced if Optionee’s foreign investment limit is utilized to make a transfer of funds offshore that is unrelated to the Plan. If Optionee exercises his or her Option with cash, Optionee will be subject to this limit. If the remittance of funds for such exercise would exceed the ZAR10,000,000 limit, Optionee may still transfer funds for the exercise; however, the Shares obtained from the exercise must be immediately sold and the full proceeds must be repatriated to South Africa. If Optionee exercises the Option using a cashless exercise, the value of the Shares acquired will not be counted against Optionee’s offshore investment allowance limit of ZAR10,000,000.

SWEDEN

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 8 of the Global Stock Option Award Agreement:

Notwithstanding anything to the contrary in the Agreement, the Company and/or the Employer will account for Optionee’s Tax-Related Items by withholding from Optionee’s salary.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. The Plan is only being offered to qualified employees in order to provide equity incentives to employees of the Company and its Parents and Subsidiaries in the United Arab Emirates. The Plan, the Notice of Grant, the Agreement and any other grant documents Optionee may receive from the Company are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered (i.e., Shares) should conduct their own due diligence on the securities. If Optionee does not understand the contents of the Plan, the Notice of Grant or the Agreement, Optionee should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. The Ministry of Economy, the Dubai Department of Economic Development, Emirates Securities and Commodities Authority, Central Bank and the Dubai Financial Services Authority, as applicable depending on Optionee’s Employer’s location in the United Arab Emirates, have not approved the Plan, the Notice of Grant or the Agreement or taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 8 of the Global Stock Option Award Agreement:

If payment or withholding of taxes is not made within 90 days of the end of the U.K. tax year (April 6 - April 5) during which the event giving rise to the taxes occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected taxes shall constitute a loan owed by Optionee to the Employer, effective as of the Due Date. Optionee agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Agreement.

Notwithstanding the foregoing, if Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Optionee shall not be eligible for a loan from the Company to cover the income tax due. In the event that Optionee is a director or executive officer and income tax is not collected from or paid by Optionee by the Due Date, the amount of any uncollected taxes may constitute a benefit to Optionee on which additional income tax and National Insurance contributions (“NICs”) may be payable. Optionee understands that he or she will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of the NICs due on this additional benefit.

CEPHEID

2015 EQUITY INCENTIVE PLAN

NOTICE OF GLOBAL STOCK OPTION GRANT

DIRECTOR FORM

The terms defined in Cepheid’s 2015 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Global Stock Option Grant (“Notice of Grant”).

%%FIRST_NAME%-% %%LAST_NAME%-%

You (“Optionee”) have been granted an option to purchase Common Stock of the Company (the “Option”), subject to the terms and conditions of the Plan and the attached Global Stock Option Agreement, including any appendix to the Global Stock Option Agreement for Participant’s country (the “Appendix”) (the Global Stock Option Agreement and the Appendix are collectively referred to as the “Agreement”), as follows:

Grant Number	%%OPTION_NUMBER%-%

Date of Grant	%%OPTION_DATE%-%

Vesting Commencement Date	%%VEST_BASE_DATE%-%

Exercise Price per Share	%%OPTION_PRICE%-%

Total Number of Shares	%%TOTAL_SHARES_GRANTED%-%

Total Exercise Price	%%TOTAL_OPTION_PRICE%-%

Type of Option	Non-statutory Stock Option

Expiration Date	%%EXPIRE_DATE_PERIOD1%-%

Vesting Schedule. Subject to the limitations set forth in this Notice, the Plan and the Agreement, Shares subject to the Option will vest in accordance with the following schedule:

100% of the Shares will vest and become exercisable one year from the Vesting Commencement Date. In the event of a Corporate Transaction, 100% of any then-unvested Shares shall automatically vest on an accelerated basis and become exercisable immediately prior to the effective date of the Corporate Transaction.

Optionee understands that Optionee’s employment or consulting relationship or service with the Company or a Parent or Subsidiary of the Company is for an unspecified duration, can be terminated at any time, and that nothing in this Notice of Grant, the Agreement or the Plan changes Optionee’s employment or service relationship. Optionee acknowledges and agrees that the Vesting Schedule may change prospectively in the event that Optionee’s service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. Optionee acknowledges that the vesting of shares pursuant to this Notice of Grant is earned only by the continuing service as an employee or consultant of the Company or a Parent or Subsidiary of the Company. Optionee also understands that this Notice of Grant is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. Optionee acknowledges that he or she has read both the attached Agreement and the Plan. By accepting this Option, Optionee consents to electronic delivery as set forth in the Agreement.

CEPHEID

2015 EQUITY INCENTIVE PLAN

GLOBAL STOCK OPTION AWARD AGREEMENT

You (“Optionee”) have been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Cepheid 2015 Equity Incentive Plan (the “Plan”), the Notice of Stock Option Grant (“Notice of Grant”) and this Stock Option Award Agreement, including any appendix to this Agreement for Optionee’s country, which includes any applicable country-specific terms (together, the “Agreement”).

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

1. Vesting Rights. Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice of Grant.

2. Termination Period.

(a) General Rule. Except as provided below in this Section 2, and subject to Section 26 of the Plan, this Option may be exercised for 3 months after termination of Optionee’s service with the Company or any Subsidiary. In no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(b) Death; Disability. Upon the termination of Optionee’s service with the Company or any Subsidiary by reason of his or her Disability or death, or if a Optionee dies within 3 months of the Termination Date, this Option may be exercised for twelve months after the Termination Date, provided that in no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(c) Cause. Upon the termination of Optionee’s service by the Company or any Parent or Subsidiary for Cause, the Option shall expire on such date of Optionee’s Termination Date.

(d) Corporate Transaction. In the event of a Corporate Transaction, this Option may be exercised for 3 months after the effective date of the Corporate Transaction.

3. Grant of Option. Optionee named in the Notice of Grant has been granted an Option for the number of Shares set forth in the Notice of Grant at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. This Option shall be treated as a Nonstatutory Stock Option (“NSO”) for U.S. tax purposes.

4. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement. In the event of Optionee’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice of Grant and this Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Optionee on the date the Option is exercised with respect to such Exercised Shares.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

(a)	cash, check or wire transfer;

(b)	certificates for shares of Company stock that Optionee owns, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering shares of Company stock, Optionee may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to Optionee. However, Optionee may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price of the Option if Optionee’s action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;

(c)	waiver of compensation due or accrued to Optionee for Optionee’s services rendered to the Company or a Parent or Subsidiary of the Company;

(d)	cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to Optionee; or

(e)	any other method authorized by the Company.

6. Non-Transferability of Option. Except as set forth below in this Section 6, this Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Optionee only by Optionee, Optionee’s guardian, or legal representative, as permitted in the Plan. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee. However, if this Option is designated as a NSO in the Notice of Grant, then the Committee (as defined in the Plan) may, in its sole discretion, allow the transfer of this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing Optionee’s household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which Optionee or one or more of these persons control the management of assets, and any entity in which Optionee or one or more of these persons own more than 50% of the voting interest. In addition, if this Option is designated as a NSO in the Notice of Grant, then the Committee may, in its sole discretion, allow Optionee to transfer this Option to Optionee’s spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights. The Committee will allow the transfer of this Option only if both Optionee and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.

7. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Notice of Grant, the Plan and the terms of this Agreement.

8. Responsibility for Taxes. Regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax related items related to Optionee’s participation in the Plan and legally applicable to Optionee (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued at exercise of the Option or (iv) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Optionee is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(iv) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event.

To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the exercised Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Optionee’s participation in the Plan.

Finally, Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of Shares, if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items.

9. U.S. Tax Consequences. For Optionees subject to U.S. income tax, some of the U.S. federal and California tax consequences relating to this Option, as of the date of this Option, are set forth below. All other Optionees should consult a tax advisor for tax consequences relating to this Option in their respective jurisdiction. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercising the NSO. Optionees subject to U.S. income tax may incur regular federal income tax and California income tax liability upon exercise of a NSO. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If Optionee is a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Disposition of Shares. If Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

10. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, the Notice of Grant, and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by California law except for that body of law pertaining to conflict of laws.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.

11. SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN SERVICE WITH THE COMPANY OR ITS PARENT OR SUBSIDIARY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).

12. Nature of Grant. In accepting the Option, Optionee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d) Optionee is voluntarily participating in the Plan;

(e) the Option and any Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Optionee’s employment or service contract, if any;

(f) the Option grant and Optionee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary;

(g) the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty;

(h) if the underlying Shares do not increase in value, the Option will have no value;

(i) if Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(j) in the event of termination of Optionee’s employment (whether or not in breach of local labor laws), any right to vest in the option will terminate and any post-termination exercise period will be measured as of the date of Optionee’s termination of active employment and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Optionee is no longer providing active employment for purposes of this Option grant;

(k) if Optionee resides outside the U.S., the following additional provisions shall apply:

(i) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(ii) the Option and any Shares acquired under the Plan are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Subsidiary;

(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Optionee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Option to which Optionee is otherwise not entitled, Optionee irrevocably agrees never to institute any claim against the Company or the Employer, waives Optionee’s ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

13. Data Privacy. If Optionee resides outside the U.S., Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Parent or Subsidiaries for the exclusive purpose of implementing, administering and managing my participation in the Plan.

Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Optionee understands that Data will be transferred to E*Trade Corporate Financial Services, Inc. or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that recipients’ country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee understands that Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. Optionee authorizes the Company, E*Trade and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing my participation in the Plan. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. Optionee understands that Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative. Optionee understands, however, that refusing or withdrawing my consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, Optionee understands that Optionee may contact my local human resources representative.

14. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or my acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with Optionee’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

15. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Optionee hereby consents to the electronic delivery of the Notice of Grant, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option. In addition, Optionee agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Optionee acknowledges that Optionee may receive from the Company a paper copy of any documents delivered electronically at no cost if Optionee contacts the Company by telephone, through a postal service or electronic mail at [insert email]. Optionee further acknowledges that Optionee will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Optionee understands that Optionee must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Optionee understands that Optionee’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Optionee has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at [insert email]. Finally, Optionee understands that Optionee is not required to consent to electronic delivery.

16. Language. If Optionee has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18. Appendix. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Optionee’s country. Moreover, if Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20. Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by this Option and the exercise price per Share may be adjusted pursuant to the Plan.

21. Insider Trading Restrictions/Market Abuse Laws. Optionee acknowledges that, depending on Optionee’s country, Optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell the Shares or rights to the Shares under the Plan during such times as Optionee is considered to have “inside information” regarding the Company (as defined by the laws in Optionee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Optionee acknowledges that it is Optionee’s responsibility to comply with any applicable restrictions, and Optionee is advised to speak to his or her personal advisor on this matter.

*    *    *    *    *

By Optionee’s electronic acceptance of the Option, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant, and this Agreement. Optionee has reviewed the Plan, the Notice of Grant, and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice of Grant, and fully understands all provisions of the Plan, the Notice of Grant, and this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant, and the Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated on the Notice of Grant.

CEPHEID

2015 EQUITY INCENTIVE PLAN

APPENDIX

COUNTRY-SPECIFIC TERMS TO THE

GLOBAL STOCK OPTION AWARD AGREEMENT

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option granted to Optionee under Cepheid’s 2015 Equity Incentive Plan (the “Plan”) if Optionee resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix are defined in the Plan, the Notice of Stock Option Grant (“Notice of Grant”), and/or the Global Stock Option Award Agreement (the “Agreement”), and have the meanings set forth therein.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Optionee should be aware with respect to Optionee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Optionee not rely on the information noted in this Appendix as the only source of information relating to the consequences of Optionee’s participation in the Plan because the information may be out of date by the time Optionee exercises the Option or sells Shares purchased under the Plan.

In addition, the information contained herein is general in nature and may not apply to Optionee’s particular situation, and the Company is not in a position to assure Optionee of a particular result. Accordingly, Optionee is advised to seek appropriate professional advice as to how the relevant laws in Optionee’s country may apply to Optionee’s situation.

Finally, Optionee understands that if he or she is a citizen or resident of a country other than the one in which Optionee is currently working, transfers employment after the Date of Grant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to Optionee, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

AUSTRALIA

Terms and Conditions

Exercise of Option. This provision supplements Section 4 of the Agreement:

If the Option vests when the Fair Market Value of the Exercised Shares (by reference to the closing price on the previous day) is equal to or less than the Exercise Price, Optionee shall not be permitted to exercise the vested Option. The vested Option may be exercised only starting on the business day following the first day on which the Fair Market Value of the Exercised Shares exceeds the Exercise Price. For the avoidance of doubt, this provision applies also to any unvested Option held by optionees who transfer to Australia after the grant of the Option, as determined by the Company in its sole discretion.

Expiration of Option. Notwithstanding anything to the contrary in the Agreement, the Option shall expire on the earlier of (i) the Expiration Date set forth in the Notice of Grant, and (ii) one day less than seven years from the Date of Grant.

Data Privacy. This provision supplements Section 13 of the Agreement:

The Company can be contacted at 904 Caribbean Drive, Sunnyvale, California 94089, United States of America. The Australian Employer can be contacted at Unit 3, 1 Anderson St, Banksmeadow, NSW 2019, Australia.

Optionee’s personal information will be held in accordance with the Company’s privacy policy, a copy of which can be obtained by contacting the Company or the Australian Employer at the address listed above. The Employer’s privacy policy contains, among other things, details of how Optionee can access and seek correction of personal information held in connection with the Agreement.

Optionee understands and agrees that Data may be transferred to recipients located outside of Australia, including the United States and any other country where the Company has operations.

Notifications

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of Optionee.

Securities Law Information. If Optionee acquires Shares pursuant to the Option and offers his or her Shares for sale to a person or entity resident in Australia, Optionee’s offer may be subject to disclosure requirements under Australian law. Optionee should obtain legal advice on his or her disclosure obligations prior to making any such offer.

BELGIUM

Terms and Conditions

Taxation of Option. The Option must only be accepted 60 days after the offer (for tax at exercise). Optionee is advised to consult with his or her personal tax advisor regarding the tax consequences of accepting the offer.

Notifications

Tax Compliance. Optionee is required to report any taxable income attributable to the Option on his or her annual tax return. In addition, Optionee is required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

BRAZIL

Terms and Conditions

Compliance with the Law. In accepting the grant of the Option, Optionee acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable tax associated with the Option, the sale of the Shares acquired under the Plan and the receipt of any dividends paid on such Shares.

Notifications

Exchange Control Information. To remit funds out of Brazil for purposes of exercising the Option, Optionee should remit such funds to the U.S. through a Brazilian commercial bank. The Brazilian commercial bank handling the transaction may request information about the nature of the remittance and may require Participant to provide supporting documentation to the bank in support of the request.

The foregoing requirements will not apply to Optionee if Optionee exercises the Option using a cashless method of exercise.

Foreign Asset Reporting. If Optionee is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares.

CHINA

Terms and Conditions

Method of Payment. Due to regulatory requirements in the People’s Republic of China (the “PRC”), Optionee may pay the aggregate Exercise Price solely by means of a cashless sell-all exercise procedure under which all Shares to be issued upon the exercise of the Option shall be sold immediately and the proceeds of the sale of Shares, less the Exercise Price and any brokerage fees or commissions, will be remitted to Optionee. Optionee will not be permitted to hold Shares after exercise. Optionee understands and agrees that the Tax-Related Items with respect to the exercise of the Options may be taken by the Employer from Optionee’s salary or other cash compensation, or through any other means set forth in the Agreement. The Company reserves the right to permit additional forms of exercise depending on the development of local law.

Exchange Control Requirements. The following provision applies to Optionees who are subject to exchange control regulations in the PRC, as determined by the Company in its sole discretion:

Due to exchange control laws in the PRC, Optionee will be required to repatriate the cash proceeds from the sale of the Shares to the PRC. Optionee further understands that such cash proceeds may need to be repatriated to the PRC through a special exchange control account established by the Company, a Subsidiary, or the Employer, and Optionee hereby consents and agrees that any proceeds from the sale of Shares may be transferred to such special account prior to being delivered to Optionee.

Optionee understands and agrees that there will be a delay between the date the Shares are sold and the date the cash proceeds are distributed to Optionee. Optionee also understands and agrees that the Company is not responsible for any currency fluctuation that may occur between the date the Shares are sold and the date the cash proceeds are distributed to Optionee.

Optionee further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in the PRC.

FINLAND

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 8 of the Agreement:

Notwithstanding anything to the contrary in the Agreement, the Company and/or the Employer will account for Optionee’s Tax-Related Items by withholding from Optionee’s salary.

FRANCE

Terms and Conditions

Language Consent. By accepting the Option, Optionee confirms having read and understood the documents relating to this grant (the Plan, the Agreement and this Appendix ) which were provided in the English language. Optionee accepts the terms of those documents accordingly.

En acceptant l’attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan, le contrat et cette Annexe A) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.

Notifications

Exchange Control Information. Optionee may hold Shares purchased under the Plan outside France provided that he or she annually declares all foreign bank and stock accounts, whether open, current, or closed, together with his or her personal income tax returns. It is Optionee’s obligation to comply with the applicable exchange controls.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. Optionee is solely responsible for making the report.

HONG KONG

Terms and Conditions

Restriction on Sale. In the event the Option vests and Optionee exercises the Option within six months of the Date of Grant, Optionee agrees that he or she will not dispose of any Shares acquired prior to the six-month anniversary of the Date of Grant.

Notifications

Securities Law Information. Warning: The Option and the Shares issued to Optionee at exercise of the Option do not constitute a public offering of securities and are available only to employees and other service providers of the Company or a Subsidiary.

Optionee should be aware that the contents of the Agreement and the Plan are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have they been reviewed by any regulatory authority in Hong Kong. Optionee is advised to exercise caution in relation to participation in the Plan. The Option is intended only for the personal use of each Optionee who meets the eligibility requirements under the Plan and may not be distributed to any other person. If Optionee is in any doubt about any of the contents of the Agreement or the Plan, he or she should obtain independent professional advice.

INDIA

Terms and Conditions

Exercise of Option. The following provision supplements Section 4 of the Agreement:

Optionee will not be permitted to pay the Exercise Price through a cashless sell-to-cover method of exercise, whereby Optionee issues instructions to his or her broker to exercise the Option and to effect the immediate sale of the number of Shares necessary to cover the aggregate Exercise Price payable for the purchased Shares, plus applicable Tax–Related Items and brokerage fees, if any, and remit the remaining Shares to Optionee.

Depending on the development of local law, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cashless sell-to-cover exercise, or any other method of exercise and payment of Tax-Related Items.

Notifications

Exchange Control Information. Optionee understands that he or she must repatriate any proceeds from the sale of Shares under the Plan or any cash dividends to India within 90 days after receipt. Optionee must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Optionee deposits the foreign currency and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information. Optionee is required to declare his or her foreign bank accounts and any foreign financial assets (including Shares held outside India) in Optionee’s annual tax return. It is Optionee’s responsibility to comply with this reporting obligation and Optionee should consult with his or her personal tax advisor in this regard.

ITALY

Terms and Conditions

Cashless Exercise Restriction. Notwithstanding anything to the contrary in the Agreement, due to regulatory requirements in Italy, Optionee will be required to pay the Exercise Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all Shares subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Exercise Price, any Tax-Related Items, and broker’s fees or commissions, will be remitted to Optionee. The Company reserves the right to provide Optionee with additional methods of exercise depending on local developments.

Data Privacy. This provision replaces Section 13 of the Agreement:

Optionee understands that the Employer, the Company and any Subsidiary may hold certain personal information about him or her, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Subsidiary, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Data”), for the exclusive purpose of implementing, managing and administering the Plan and in compliance with applicable laws and regulations.

Optionee also understands that providing the Company with Data is necessary for the performance of the Plan and that his or her refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Optionee’s ability to participate in the Plan. The Controller of personal data processing is Cepheid, with registered offices at 904 Caribbean Drive, Sunnyvale, CA 94089 California 92612, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Optionee’s employer in Italy.

Optionee understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. Optionee further understands that the Company and/or any Subsidiary will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Optionee’s participation in the Plan, and that the Company and/or any Subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Optionee may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Optionee’s participation in the Plan. Optionee understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere and in locations that might not provide the same level of protection as intended under Italian data privacy laws. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

Optionee understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Optionee’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Optionee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, he or she has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing. Furthermore, Optionee is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Optionee’s local human resources representative.

Plan Document Acknowledgment. By accepting the Option, Optionee acknowledges that he or she has received a copy of the Plan, the Notice of Grant, the Agreement and this Appendix and has reviewed the Plan, the Notice of Grant, the Agreement and this Appendix in their entirety and fully accepts all provisions thereof. Optionee further acknowledges that he or she has read and specifically and expressly approves the following provisions of the Agreement: (i) Responsibility for Taxes; (ii) Nature of Grant; (iii) Entire Agreement; Governing Law; (iv) Language; and (v) Imposition of Other Requirements, as well as the Data Privacy section included in this Appendix.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

JAPAN

Notifications

Exchange Control Information. If Optionee acquires Shares valued at more than ¥100,000,000 in a single transaction, Optionee must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares.

In addition, if Optionee pays more than ¥30,000,000 in a single transaction for the purchase of Shares when Optionee exercises the Option, Optionee must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that Optionee pays upon a one-time transaction for exercising the Option and purchasing Shares exceeds ¥100,000,000, then Optionee must file both a Payment Report and a Securities Acquisition Report.

Foreign Asset/Account Reporting Information. Optionee is required to report assets (including any Shares acquired under the Plan) held outside Japan to the extent such assets have a total net fair market value that exceeds ¥50,000,000 (as of December 31st). The report is due by March 15th of the following year. Optionee should consult with his or her personal tax advisor to determine whether the reporting obligation applies to Optionee and whether Optionee is required to report details of any outstanding Options or Shares held by Optionee in the report.

NETHERLANDS

No country-specific provisions apply.

SAUDI ARABIA

Notifications

Securities Law Information. This Agreement may not be distributed in the Kingdom except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this Agreement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If Optionee does not understand the contents of this document, Optionee should consult an authorized financial advisor.

SINGAPORE

Notifications

Securities Law Information. The award of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Optionee should note that the award of the Option is subject to section 257 of the SFA and Optionee will not be able to make any subsequent sale in Singapore of the Shares acquired through the exercise of the Option or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation. Directors of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Subsidiary in writing when Optionee receives an interest (e.g., Option, Shares, etc.) in the Company or any Subsidiary within two business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when the shares are sold), or (iii) becoming a director.

SOUTH AFRICA

Terms and Conditions

Tax Acknowledgement. This provision supplements Section 8 of the Agreement:

By accepting this Option, Optionee agrees to notify the Employer of the amount of any gain realized upon exercise of this Option. If Optionee fails to advise the Employer of the gain realized upon exercise, Optionee may be liable for a fine. Optionee will be responsible for paying any difference between the actual Tax-Related Items liability and the amount withheld.

Exchange Control Compliance Obligations. Optionee is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, Optionee is advised to consult with his or her personal legal advisor prior to the acquisition or sale of Shares under the Plan to ensure compliance with current regulations. Neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.

Notifications

Tax Clearance Certificate for Cash Exercises. If Optionee exercises his or her Option with cash, Optionee must first obtain a “Tax Clearance Certificate (in Respect of Foreign Investment)” from the South African Reserve Services (“SARS”) bearing the official stamp and signature of the Exchange Control Department of the SARS. Optionee must present the Tax Clearance Certificate to a dealer of the Exchange Control Department together with a completed application form in order to transfer funds to exercise the Option. Optionee must renew the Tax Clearance Certificate every twelve (12) months or any other such time period as may be required by the SARS.

Exchange Control Notification. Optionee is subject to an overall offshore investment allowance of ZAR5,000,000. The first ZAR1,000,000 annual discretionary allowance requires no prior authorization. The next ZAR4,000,000 requires tax clearance. The allowance is cumulative, and Optionee’s ability to remit funds for the purchase of Shares will be reduced if Optionee’s foreign investment limit is utilized to make a transfer of funds offshore that is unrelated to the Plan. If Optionee exercises his or her Option with cash, Optionee will be subject to this limit. If the remittance of funds for such exercise would exceed the ZAR5,000,000 limit, Optionee may still transfer funds for the exercise; however, the Shares obtained from the exercise must be immediately sold and the full proceeds must be repatriated to South Africa. If Optionee exercises the Option using a cashless exercise, the value of the Shares acquired will not be counted against Optionee’s offshore investment allowance limit of ZAR5,000,000.

SPAIN

Terms and Conditions

Nature of Grant. This provision supplements Section 12 of the Agreement:

In accepting the Option, Optionee consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

Further, Optionee understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant options under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any award will not economically or otherwise bind the Company or any Subsidiaries on an ongoing basis except as indicated in the Plan and this Agreement. Consequently, Optionee understands that the Option is granted on the assumption and condition that the Option or the Shares acquired upon vesting shall not become a part of any employment or service contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Optionee understands that this award would not be made to Optionee but for the assumptions and conditions referred to above; thus, Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the award of the Options shall be null and void.

Optionee also understands and agrees that, as a condition of the grant and vesting of the Option, the Termination of Optionee’s employment or other business relationship for any reason (including the reasons listed below), the Option will cease vesting immediately, in whole or in part, effective on the

Optionee’s Termination Date. This will be the case, for example, even in the event of a Termination of Optionee’s employment or other business relationship by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. Optionee acknowledges that he or she has read and specifically accepts the conditions referred to in the “Termination Period” and “Nature of Grant” sections of the Agreement.

Notifications

Securities Law Information. The grant of the Option and the Shares issued pursuant to the exercise of the Option are considered a private placement outside of the scope of Spanish laws on public offerings and issuances of securities.

Exchange Control Information. To participate in the Plan, Optionee must comply with exchange control regulations in Spain. The purchase of Shares upon exercise of the Option and the sale of Shares must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Industry, Tourism and Commerce. Because Optionee will not purchase or sell the Shares through the use of a Spanish financial institution, Optionee must make the declaration himself or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the Shares are owned or to report the sale of Shares.

Whenever receiving foreign currency payments derived from the ownership of Shares (i.e., cash dividends or sale proceeds) exceeding €50,000, Optionee must inform the financial institution receiving the payment of the basis upon which such payment is made. Optionee will need to provide the institution with the following information: (i) Optionee’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

Foreign Asset/Account Reporting Information. To the extent that Optionee holds rights or assets (e.g., Shares or cash held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year, Optionee will be required to report information on such rights and assets on his or her tax return for such year. After such rights and assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by March 31 following the end of the relevant year. It is Optionee’s responsibility to comply with these reporting obligations, and Optionee should consult with his or her personal tax and legal advisors in this regard.

In addition, Optionee is required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000.

SWEDEN

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 8 of the Agreement:

Notwithstanding anything to the contrary in the Agreement, the Company and/or the Employer will account for Optionee’s Tax-Related Items by withholding from Optionee’s salary.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. The Plan is only being offered to qualified employees in order to provide equity incentives to employees of the Company and its Subsidiaries in the United Arab Emirates. The Plan, the Notice of Grant, the Agreement and any other grant documents Optionee may receive from the Company are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered (i.e., Shares) should conduct their own due diligence on the securities. If Optionee does not understand the contents of the Plan, the Notice of Grant or the Agreement, Optionee should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. The Ministry of Economy, the Dubai Department of Economic Development, Emirates Securities and Commodities Authority, Central Bank and the Dubai Financial Services Authority, as applicable depending on Optionee’s Employer’s location in the United Arab Emirates, have not approved the Plan, the Notice of Grant or the Agreement or taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 8 of the Agreement:

If payment or withholding of taxes is not made within 90 days of the end of the U.K. tax year (April 6 - April 5) during which the event giving rise to the taxes occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected taxes shall constitute a loan owed by Optionee to the Employer, effective as of the Due Date. Optionee agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Agreement.

Notwithstanding the foregoing, if Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Optionee shall not be eligible for a loan from the Company to cover the income tax due. In the event that Optionee is a director or executive officer and income tax is not collected from or paid by Optionee by the Due Date, the amount of any uncollected taxes may constitute a benefit to Optionee on which additional income tax and National Insurance contributions (“NICs”) may be payable. Optionee understands that he or she will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Employer for the value of the NICs due on this additional benefit.

Final Version

CEPHEID

2015 EQUITY INCENTIVE PLAN

NOTICE OF GLOBAL RESTRICTED STOCK UNIT AWARD

Unless otherwise defined herein, the terms defined in the Cepheid 2015 Equity Incentive Plan, as amended from time to time (the “Plan”), shall have the same meanings in this Notice of Global Restricted Stock Unit Award (the “Notice”).

%%FIRST_NAME%-% %%LAST_NAME%-%

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the Global Restricted Stock Unit Award Agreement, including any special terms and conditions for Participant’s country set forth in the appendix attached thereto (the “Appendix”) (the Global Restricted Stock Unit Award Agreement and the Appendix are collectively referred to as the “Agreement”).

Grant Number	%%OPTION_NUMBER%-%

Total Number of RSUs	%%TOTAL_SHARES_GRANTED,’999,999,999’%-%

Date of Grant	%%OPTION_DATE,’MONTH DD, YYYY’%-%

Vesting Commencement Date	%%VEST_DATE_PERIOD1,’MONTH DD, YYYY’%-%

Expiration Date	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date.

Vesting Schedule. Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest in accordance with the following schedule:

25% on the one-year anniversary of the Vesting Commencement Date and 6.25% on each three-month anniversary thereafter, such that the RSUs will be fully-vested on the four-year anniversary of the Vesting Commencement Date.

You understand that your employment or consulting relationship or service with the Company or a Parent or Subsidiary of the Company is for an unspecified duration, can be terminated at any time, and that nothing in this Notice, the Agreement or the Plan changes your employment or service relationship. You acknowledge and agree that the Vesting Schedule may change prospectively in the event that your service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Non-Employee Director or Consultant. You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. You confirm that you have read both the Agreement and the Plan. By accepting this award of RSUs, you consent to electronic delivery as set forth in the Agreement.

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT TO THE

CEPHEID 2015 EQUITY INCENTIVE PLAN

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Cepheid 2015 Equity Incentive Plan, as amended from time to time (the “Plan”), the Notice of Global Restricted Stock Unit Award (the “Notice”) and this Global Restricted Stock Unit Award Agreement, including any special terms and conditions for Participant’s country set forth in the appendix attached hereto (the “Appendix,” together with the Global Restricted Stock Unit Award Agreement, the “Agreement”).

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

1. Settlement. Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares. Settlement means the delivery of the Shares vested under the RSUs. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Agreement.

2. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.

3. No Dividend Equivalents. Dividends, if any (whether in cash or Shares), and dividend equivalents, shall not be credited to Participant on RSUs.

4. No Transfer. RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.

5. Termination. If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the Termination Date. The details of Termination and its effects are further discussed below in Sections 7(j) and 7(k).

6. Responsibility for Taxes.

(a) Withholding and Net Issuance of Shares. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or its agent to satisfy the obligations with regard to all Tax-Related Items by withholding Shares to be issued upon settlement of the RSUs having a Fair Market Value (determined on the date that the amount of Tax-Related Items to be withheld is determined) equal to the amount of Tax-Related Items required to be withheld. In the event that such withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences, by Participant’s acceptance of the RSUs, Participant authorizes and directs the Company and any brokerage firm determined acceptable to the Company to sell on Participant’s behalf a whole number of Shares from those issued to Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

Notwithstanding anything in this Section 6 to the contrary, to avoid a prohibited acceleration under Section 409A of the Code (“Section 409A”), if Shares subject to RSUs will be withheld (or sold on Participant’s behalf) to satisfy any Tax-Related Items arising prior to the date of settlement of the RSUs for any portion of the RSUs that is considered nonqualified deferred compensation subject to Section 409A, then the number of Shares withheld (or sold on Participant’s behalf) shall not exceed the number of Shares that equals the liability for Tax-Related Items.

(b) U.S. Tax Consequences. If Participant is a U.S. taxpayer, he or she acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition. Upon settlement of the RSUs, Participant will include in income the fair market value of the Shares subject to the RSUs. The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company and/or Employer when required by applicable U.S. law. Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement. Further, an RSU may be considered a deferral of compensation that may be subject to Section 409A. Section 409A imposes special rules to the timing of making and effecting certain amendments of the RSUs with respect to distribution of any deferred compensation. Participant should consult with his or her personal tax advisor for more information on the actual and potential tax consequences of the RSUs.

7. Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(d) the RSU grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer or any Parent or Subsidiary of the Company;

(e) Participant is voluntarily participating in the Plan;

(f) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;

(g) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a Non-Employee Director;

(i) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(j) unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of the Termination Date (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where Participant is employed or the terms of his or her employment or service agreement, if any) and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when Participant has Terminated for purposes of the RSU grant;

(k) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares of the Company; and

(l) the following provisions apply only if Participant is providing services outside the United States:

(i) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant rendered services or the terms of Participant’s employment agreement, if any), and, in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary of the Company (including the Employer), waives his or her ability, if any, to bring any such claim, and releases the Company, its Parent or Subsidiary (including the Employer) from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(ii) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and

(iii) neither the Company, the Employer nor any Parent or Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

8. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and its Parent or Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*TRADE Corporate Financial Services, Inc. or such stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. Participant authorizes the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

10. Entire Agreement; Enforcement of Rights. This Agreement (including the Appendix), the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the RSUs granted hereunder are superseded. Except as provided in Sections 16 and 17, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

11. Compliance with Laws and Regulations. The issuance of the Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable securities and exchange control laws and regulations relevant to the Company and the offer of the RSUs and the underlying Shares and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

12. Governing Law and Venue; Severability. If one or more provisions of this Agreement are held to be unenforceable, the parties agree to renegotiate such provisions in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provisions, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of litigating any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the court of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

13. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without Cause.

14. Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

15. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the SEC, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs. In addition, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the

Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail at stock.admin@cepheid.com or another email address selected by the Company in the future. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at stock.admin@cepheid.com or another email address selected by the Company in the future. Finally, Participant understands that Participant is not required to consent to electronic delivery.

16. Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in the Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

17. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18. Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement (including the Appendix) and the provisions of the Plan. Participant (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

19. Section 409A. If Participant is a U.S. taxpayer, for purposes of this Agreement, a Termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A. Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (a) the expiration of the six-month period measured from Participant’s separation from service or (b) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this Section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

20. Adjustment. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off, split-off or similar change in the capital structure of the Company, the number of Shares covered by the RSUs may be adjusted pursuant to the Plan.

21. Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell the Shares or rights to the Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to his or her personal advisor on this matter.

22. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.

* * * * *

Upon electronic acceptance by Participant, Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement (including the Appendix). Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

APPENDIX

GLOBAL RESTRICTED STOCK UNITS AWARD AGREEMENT TO THE

CEPHEID 2015 EQUITY INCENTIVE PLAN

Capitalized terms used but not defined in this Appendix are defined in the Plan, the Notice, and/or the Global Restricted Stock Unit Award Agreement, and have the meanings set forth therein.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the restricted stock units granted to Participant under the Plan if Participant resides in one of the countries listed below. If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant transfers to another country after the date of grant, the Committee shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Participant.

Notifications

This Appendix also includes information regarding securities, exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs vest or Shares acquired under the Plan are sold.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, Participant understands that if he or she is a citizen or resident of a country other than the one in which Participant is currently working, transfers employment after the date of grant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

Australia

Terms and Conditions

Australian Offer Document. The offer of RSUs is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of RSUs to Australian resident Employees, which will be provided to Participant with the Agreement.

Data Privacy. These sections supplement Section 9 of the Global Restricted Stock Unit Award Agreement:

The Company can be contacted at 904 Caribbean Drive, Sunnyvale, California 94089, United States of America. The Australian Employer can be contacted at Unit 3, 1 Anderson St, Banksmeadow, NSW 2019, Australia.

Participant’s personal information will be held in accordance with the Company’s privacy policy, a copy of which can be obtained by contacting the Company or the Australian Employer at the address listed above. The Company’s privacy policy contains, among other things, details of how Participant can access and seek correction of personal information held in connection with the Agreement.

Participant understands and agrees that Data may be transferred to recipients located outside of Australia, including the United States and any other country where the Company has operations.

Notifications

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of Participant.

Securities Law Information. If Participant acquires Shares pursuant to the RSUs and offers the Shares for sale to a person or entity resident in Australia, Participant’s offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.

Belgium

Notifications

Foreign Asset/Account Reporting Information. Belgian residents are required to report any securities (including the Shares acquired under the Plan) or bank accounts (including brokerage accounts) opened and maintained outside Belgium on their annual tax returns.

Brazil

Terms and Conditions

Nature of Grant. In accepting the grant of the RSUs, Participant agrees that the Shares will be issued to Participant only if the vesting conditions are met and any necessary services are rendered by Participant over the vesting period, and the value of the Shares underlying the RSUs is not fixed and may increase or decrease in value over the vesting period without compensation to Participant.

Compliance with the Law. In accepting the grant of the RSUs, Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the RSUs, the sale of the Shares acquired under the Plan and the receipt of any cash dividends paid on such Shares.

Notifications

Exchange Control Information. If Participant is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include the Shares acquired under the Plan.

Tax on Financial Transaction (IOF). Cross-border financial transactions relating to the RSUs may be subject to the IOF (tax on financial transactions). Participant should consult with his or her personal tax advisor for additional details.

Finland

No country-specific provisions apply.

France

Terms and Conditions

Language Consent. By accepting the Agreement providing for the terms and conditions of Participant’s grant, Participant confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language. Participant accepts the terms of those documents accordingly.

En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et le Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le participant accepte les termes en connaissance de cause.

Notifications

Foreign Asset/Account Reporting Information. If Participant holds Shares outside France or maintains a foreign bank account, Participant is required to report such to the French tax authorities when filing his or her annual tax return. It is Participant’s obligation to comply with the applicable exchange controls.

Germany

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. Participant is responsible for complying with the reporting requirements.

Hong Kong

Terms and Conditions

Settlement. This provision supplements Section 1 of the Global Restricted Stock Unit Award Agreement:

The grant of the RSUs does not provide any right for Participant to receive a cash payment and the RSUs are payable in Shares only.

Restriction on Sale. In the event Participant’s RSUs vest and Shares are issued to Participant within six months of the date of grant, Participant agrees that he or she will not dispose of any Shares acquired prior to the six-month anniversary of the date of grant.

Nature of Grant. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, the grant of RSUs shall be void.

Notifications

Securities Law Information. Warning: The RSUs and the Shares issued to Participant at vesting of the RSUs do not constitute a public offer of securities and are available only to Employees and other service providers of the Company or a Parent or Subsidiary of the Company.

Participant should be aware that the contents of the Agreement and the Plan are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have they been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to participation in the Plan. The RSUs are intended only for the personal use of each Participant who meets the eligibility requirements under the Plan and may not be distributed to any other person. If Participant is in any doubt about any of the contents of the Agreement or the Plan, he or she should obtain independent professional advice.

India

Notifications

Exchange Control Information. Participant understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan and any cash dividends to India within 90 days and 180 days after receipt, respectively. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information. Participant is required to declare any foreign bank accounts and assets (including Shares acquired under the Plan) on his or her annual tax return. Participant should consult with his or her personal tax advisor to determine his or her reporting requirements.

Japan

Notifications

Foreign Asset/Account Reporting Information. Participant is required to report details of any assets held outside Japan as of December 31st (including Shares acquired under the Plan), to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15 each year. Participant should consult with Participant’s personal tax advisor to determine if the reporting obligation applies to Participant’s personal situation.

Singapore

Notifications

Securities Law Information. The grant of RSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the grant of RSUs is subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore of the Shares acquired through the vesting of the RSUs or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification Obligation. Chief executive officer and directors of a Singapore Parent or Subsidiary are subject to certain notification requirements under the Singapore

Companies Act. Chief executive officer and directors must notify the Singapore Parent or Subsidiary in writing of an interest (e.g., RSUs, Shares, etc.) in the Company or the Parent or Subsidiary within two business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming a chief executive officer or director.

South Africa

Term and Conditions

Responsibility for Taxes. This provision supplements Section 6 of the Global Restricted Stock Unit Award Agreement:

By accepting the RSUs, Participant agrees to notify his or her Employer of the amount of income realized at vesting of the RSUs. If Participant fails to advise his or her Employer of the income at vesting, he or she may be liable for a fine. Participant will be responsible for paying any difference between the actual Tax-Related Items liability and the amount withheld.

Notifications

Exchange Control Information. Participant should consult his or her personal advisor to ensure compliance with applicable exchange control regulations in South Africa, as such regulations are subject to frequent change. Participant is responsible for ensuring compliance with all exchange control laws in South Africa.

Sweden

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 6 of the Global Restricted Stock Unit Award Agreement:

Notwithstanding anything to the contrary in the Agreement, the Company and/or the Employer will account for Participant’s Tax-Related Items by withholding from Participant’s salary.

United Arab Emirates

Notifications

Securities Law Information. The Plan is being offered only to qualified Employees of the Company and its Parent or Subsidiaries and is in the nature of an “exempt personal offer” of equity incentives to Employees of the Company’s Parent or Subsidiary in the United Arab Emirates. The Plan, the Notice, this Agreement and any other grant documents Participant may receive from the Company are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered (i.e., Shares) should conduct their own due diligence on the securities. If Participant does not understand the contents of the Plan, the Notice or this Agreement, Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. The Ministry of Economy, the Dubai Department of Economic Development, Emirates Securities and Commodities Authority, Central Bank and the Dubai Financial Services Authority, as applicable depending on Participant’s Employer’s location in the United Arab Emirates, have not approved the Plan, the Notice or this Agreement or taken steps to verify the information set out therein, and have no responsibility for such documents.

United Kingdom

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Section 6 of the Global Restricted Stock Unit Award Agreement:

Participant agrees that, if Participant does not pay or the Employer or the Company does not withhold from Participant the full amount of income tax that Participant owes at vesting, or the release or assignment of the RSUs for consideration, or the receipt of any other benefit in connection with the RSUs within 90 days of the end of the U.K. tax year (April 6 - April 5) during which the event giving rise to the liability occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount that should have been withheld shall constitute a loan owed by Participant to the Employer, effective as of the Due Date. Participant agrees that the loan will bear interest at the Her Majesty’s Revenue and Customs (“HMRC”) official rate and will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Participant by the Company or Employer, by withholding in Shares issued at settlement or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from Participant. Participant also authorizes the Company to delay the issuance of any Shares unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Participant is an executive officer or director and income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) (including Employer NICs, as defined below) may be payable. Participant acknowledges that the Company or the Employer may recover any such additional income tax and NICs (including Employer NICs, as defined below) at any time thereafter by any of the means referred to in Section 6 of the Agreement, although Participant acknowledges that he or she ultimately will be responsible for reporting any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for reimbursing the Employer for the value of any NICs due on this additional benefit.

2015 EQUITY INCENTIVE PLAN

NOTICE OF GLOBAL RESTRICTED STOCK UNIT AWARD

GRANT NUMBER: %%OPTION_NUMBER%-%

DIRECTOR FORM

Unless otherwise defined herein, the terms defined in the Cepheid (the “Company”) 2015 Equity Incentive Plan (the “Plan”), shall have the same meanings in this Notice of Global Restricted Stock Unit Award (the “Notice”).

%%FIRST_NAME%-% %%LAST_NAME%-%

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the Global Restricted Stock Unit Award Agreement, including any appendix to the Global Restricted Stock Unit Agreement for Participant’s country (the “Appendix”) (the Global Restricted Stock Unit Award and the Appendix are collectively referred to as the “Agreement”).

Number of RSUs:	%%TOTAL_SHARES_GRANTED%-%

Date of Grant:	%%OPTION_DATE%-%

Vesting Commencement Date:	%%VEST_BASE_DATE%-%

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest in accordance with the following schedule: 100% on the one-year anniversary of the Vesting Commencement Date. In the event of a Corporate Transaction, 100% of the total number of then-unvested RSUs shall automatically vest on an accelerated basis immediately prior to the effective date of the Corporate Transaction.

You understand that your employment or consulting relationship or service with the Company or a Parent or Subsidiary of the Company is for an unspecified duration, can be terminated at any time, and that nothing in this Notice, the Agreement or the Plan changes your employment or service relationship. You acknowledge and agree that the Vesting Schedule may change prospectively in the event that your service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an employee, director or consultant of the Company or a Parent or Subsidiary of the Company. You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. You confirm that you have read both the Agreement and the Plan. By accepting this RSU, you consent to electronic delivery as set forth in the Agreement.

GLOBAL RESTRICTED STOCK UNIT AGREEMENT TO THE

CEPHEID 2015 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the Cepheid (the “Company”) 2015 Equity Incentive Plan, as amended (the “Plan”), shall have the same defined meanings in this Global Restricted Stock Unit Award Agreement (the “Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Global Restricted Stock Unit Award (the “Notice”) and this Agreement, including any appendix to this Agreement for Participant’s country (the “Appendix”).

1. Settlement. Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares. Settlement means the delivery of the Shares vested under an RSU. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Agreement.

2. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.

3. No Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant on RSUs.

4. No Transfer. RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.

5. Termination. If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the Termination Date. The details of Termination and its effects are further discussed below in Section 7(j).

6. Responsibility for Taxes.

(a) Withholding and Net Issuance of Shares. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU, including, but not limited to, the grant, vesting or settlement of the RSU, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or its agent to satisfy the obligations with regard to all Tax-Related Items by withholding Shares to be issued upon settlement of the RSU having a Fair Market Value (determined on the date that the amount of Tax-Related Items to be withheld is determined) equal to the amount of Tax-Related Items required to be withheld. In the event that such withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences, by Participant’s acceptance of the RSU, Participant authorizes and directs the Company and any brokerage firm determined acceptable to the Company to sell on Participant’s behalf a whole number of Shares from those issued to Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSU, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

Notwithstanding anything in this Section 6 to the contrary, to avoid a prohibited acceleration under Section 409A of the Code (“Section 409A”), if Shares subject to RSUs will be withheld (or sold on Participant’s behalf) to satisfy any Tax-Related Items arising prior to the date of settlement of the RSUs for any portion of the RSUs that is considered nonqualified deferred compensation subject to Section 409A, then the number of Shares withheld (or sold on Participant’s behalf) shall not exceed the number of Shares that equals the liability for Tax-Related Items.

(b) U.S. Tax Consequences. If Participant is a U.S. taxpayer, he or she acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition. Upon settlement of the RSU, Participant will include in income the fair market value of the Shares subject to the RSU. The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company and/or Employer when required by applicable U.S. law. Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement. Further, an RSU may be considered a deferral of compensation that may be subject to Section 409A. Section 409A imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation. Participant should consult with his or her personal tax advisor for more information on the actual and potential tax consequences of this RSU.

7. Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSU is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;

(d) the RSU grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer or any Parent or Subsidiary of the Company;

(e) Participant is voluntarily participating in the Plan;

(f) the RSU and the Shares subject to the RSU are not intended to replace any pension rights or compensation;

(g) the RSU and the Shares subject to the RSU, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU resulting from Participant’s Termination (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the RSU to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary of the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Parent or Subsidiary and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(j) unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the RSU under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when Participant has Terminated for purposes of the RSU grant;

(k) unless otherwise provided in the Plan or by the Company in its discretion, the RSU and the benefits evidenced by this Agreement do not create any entitlement to have the RSU or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares of the Company; and

(l) the following provisions apply only if Participant is providing services outside the United States:

(i)	the RSU and the Shares subject to the RSU are not part of normal or expected compensation or salary for any purpose; and

(ii)	Participant acknowledges and agrees that neither the Company, the Employer nor any Parent or Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSU or of any amounts due to Participant pursuant to the settlement of the RSU or the subsequent sale of any Shares acquired upon settlement.

8. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials (“Data”) by and among, as applicable, the Employer, the Company and its Parent or Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*Trade Corporate Financial Services, Inc. or such stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, E*Trade and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

10. Entire Agreement; Enforcement of Rights. This Agreement (including the Appendix), the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the RSUs granted hereunder are superseded. Except as provided in Sections 16 and 17, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

11. Compliance with Laws and Regulations. The issuance of the Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable securities and exchange control laws and regulations relevant to the Company and the offer of the RSUs and the underlying Shares and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

12. Governing Law and Venue; Severability. If one or more provisions of this Agreement are held to be unenforceable, the parties agree to renegotiate such provisions in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provisions, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of litigating any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the court of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

13. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without Cause.

14. Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

15. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSU. In addition, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail at [insert email] or another email address selected by the Company in the future. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at [insert email] or another email address selected by the Company in the future. Finally, Participant understands that Participant is not required to consent to electronic delivery.

16. Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

17. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSU and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18. Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement (including the Appendix) and the provisions of the Plan. Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

19. Section 409A. For purposes of this Agreement, a Termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A. Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (a) the expiration of the six-month period measured from Participant’s separation from service or (b) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this Section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

20. Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by the RSUs may be adjusted pursuant to the Plan.

21. Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell the Shares or rights to the Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to his or her personal advisor on this matter.

* * * * *

Upon electronic acceptance by Participant, Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement (including the Appendix). Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

APPENDIX

GLOBAL RESTRICTED STOCK UNITS AWARD AGREEMENT TO THE

CEPHEID 2015 EQUITY INCENTIVE PLAN

Terms and Conditions

This Appendix includes additional terms and conditions that govern the restricted stock units (the “RSUs”) granted to Participant under the Cepheid (the “Company”) 2015 Equity Incentive Plan (the “Plan”) if Participant resides in one of the countries listed below. Unless otherwise defined herein, the terms defined in the Plan and/or the Global Restricted Stock Unit Award Agreement (the “Agreement”), as applicable, shall have the same defined meanings in this Appendix.

Notifications

This Appendix also includes information regarding securities, exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs vest or Shares acquired under the Plan are sold.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, Participant understands that if he or she is a citizen or resident of a country other than the one in which Participant is currently working, transfers employment after the date of grant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

Australia

Terms and Conditions

Data Privacy. This section supplements Section 9 of the Agreement:

The Company can be contacted at 904 Caribbean Drive, Sunnyvale, California 94089, United States of America. The Australian Employer can be contacted at Unit 3, 1 Anderson St, Banksmeadow, NSW 2019, Australia.

Participant’s personal information will be held in accordance with the Company’s privacy policy, a copy of which can be obtained by contacting the Company or the Australian Employer at the address listed above. The Company’s privacy policy contains, among other things, details of how Participant can access and seek correction of personal information held in connection with the Agreement.

Participant understands and agrees that Data may be transferred to recipients located outside of Australia, including the United States and any other country where the Company has operations.

Notifications

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of Participant.

Securities Law Information. If Participant acquires Shares pursuant to the RSUs and offers the Shares for sale to a person or entity resident in Australia, Participant’s offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.

Belgium

Notifications

Tax Reporting Information. Participant is required to report any securities (including the Shares acquired under the Plan) or bank accounts (including brokerage accounts) opened and maintained outside Belgium on his or her annual tax return.

Brazil

Terms and Conditions

Nature of Grant. In accepting the grant of the RSUs, Participant agrees that the Shares will be issued to Participant only if the vesting conditions are met and any necessary services are rendered by Participant over the vesting period, and the value of the Shares underlying the RSUs is not fixed and may increase or decrease in value over the vesting period without compensation to Participant.

Compliance with the Law. In accepting the grant of the RSUs, Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the RSUs, the sale of the Shares acquired under the Plan and the receipt of any cash dividends paid on such Shares.

Notifications

Exchange Control Information. If Participant is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include the Shares acquired under the Plan.

China

The following provisions apply to Participants who are subject to exchange control regulations in the People’s Republic of China (the “PRC”), as determined by the Company in its sole discretion:

Notifications

Exchange Control Information. Pursuant to exchange control laws in the PRC, Participant understands that he or she may be required, immediately upon vesting of the RSUs, to sell all Shares issued and immediately repatriate to the PRC any cash proceeds he or she receives upon sale of the Shares. To facilitate this immediate sale, Participant agrees to execute any documents, authorization or forms that the Company or a third-party broker acting for the Company may request. If Participant does not execute such documents, Participant understands that the Company may refuse to issue any Shares to Participant at vesting.

If immediate sale of the Shares is required, Participant understands that the repatriation of the cash from the sale of Shares may need to be effected through a special exchange control account established by the Company, a Parent or Subsidiary of the Company, or the Employer and Participant hereby consents and agrees that the cash may be transferred to such account on Participant’s behalf prior to being delivered to him or her. Participant understands that there may be a delay between the date of sale and the date the cash proceeds are distributed to Participant, and Participant further understands and agrees that the Company will not be responsible for any currency fluctuation that may occur between the date of sale and the date the cash proceeds are distributed to Participant.

Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in the PRC.

The following provisions apply to all Participants (whether or not subject to exchange control regulations in the PRC):

Notifications

Tax Obligations. If Participant sells Shares acquired upon vesting of the RSUs, Participant will be subject to personal income tax in the proceeds from the sale. Participant understands that he or she is responsible for ensuring that the obligations for Tax-Related Items that arise in connection with the sale of Shares are fulfilled.

Finland

No country-specific provisions apply.

France

Terms and Conditions

French Language Provision. By accepting the Agreement providing for the terms and conditions of Participant’s grant, Participant confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language. Participant accepts the terms of those documents accordingly.

En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et le Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le participant accepte les termes en connaissance de cause.

Notifications

Exchange Control Information. If Participant holds Shares outside France or maintains a foreign bank account, Participant is required to report such to the French tax authorities when filing his or her annual tax return. It is Participant’s obligation to comply with the applicable exchange controls.

Germany

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. Participant is responsible for complying with the reporting requirements.

Hong Kong

Terms and Conditions

Payment of RSUs. This provision supplements Section 1 of the Agreement:

The grant of the RSUs does not provide any right for Participant to receive a cash payment and the RSUs are payable in Shares only.

Restriction on Sale. In the event Participant’s RSUs vest and Shares are issued to Participant within six months of the date of grant, Participant agrees that he or she will not dispose of any Shares acquired prior to the six-month anniversary of the Date of Grant.

Notifications

Securities Law Information. Warning: The RSUs and the Shares issued to Participant at vesting of the RSUs do not constitute a public offer of securities and are available only to employees and other service providers of the Company or a Parent or Subsidiary of the Company.

Participant should be aware that the contents of the Agreement and the Plan are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have they been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to participation in the Plan. The RSUs are intended only for the personal use of each Participant who meets the eligibility requirements under the Plan and may not be distributed to any other person. If Participant is in any doubt about any of the contents of the Agreement or the Plan, he or she should obtain independent professional advice.

India

Notifications

Exchange Control Information. Participant understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan or any cash dividends to India within 90 days after receipt. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information. Participant is required to declare any foreign bank accounts and assets (including Shares acquired under the Plan) on his or her annual tax return. Participant should consult with his or her personal tax advisor to determine his or her reporting requirements.

Italy

Terms and Conditions

Data Privacy. This provision replaces Section 9 of the Agreement:

Participant understands that the Employer, the Company and any Parent or Subsidiary of the Company may hold certain personal information about him or her, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Parent or Subsidiary of the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, managing and administering the Plan and in compliance with applicable laws and regulations.

Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that his or her refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is Cepheid, with registered offices at 904 Caribbean Drive, Sunnyvale, CA 94089 California 92612, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Participant’s employer in Italy.

Participant understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. Participant further understands that the Company and/or any Parent or Subsidiary of the Company will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Participant‘s participation in the Plan, and that the Company and/or any Parent or Subsidiary of the Company may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Participant may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere and in locations that might not provide the same level of protection as intended under Italian data privacy laws. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, he or she has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing. Furthermore, Participant is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s local human resources representative.

Plan Document Acknowledgement. Participant acknowledges that he or she has read and specifically and expressly approves of the following sections of the Agreement: Section 4: No Transfer; Section 6: Responsibility for Taxes; Section 7: Nature of Grant; Section 11: Compliance with Laws and Regulations; Section 12: Governing Law and Venue; Section 16: Appendix; Section 18: Acknowledgement; and the above Data Privacy provision.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Japan

Foreign Asset/Account Reporting Information. Participant is required to report details of any assets held outside Japan as of December 31st (including Shares acquired under the Plan), to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15th each year. Participant should consult with Participant’s personal tax advisor to determine if the reporting obligation applies to Participant’s personal situation.

Netherlands

No country-specific provisions apply.

Saudi Arabia

Notifications

Securities Law Information. This Agreement may not be distributed in the Kingdom except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this Agreement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If Participant does not understand the contents of this document, Participant should consult an authorized financial advisor.

Singapore

Notifications

Securities Law Information. The grant of RSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the grant of RSUs is subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore of the Shares acquired through the vesting of the RSUs or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation. Directors of a Singapore Parent or Subsidiary are subject to certain notification requirements under the Singapore Companies Act. Directors must notify the Singapore Parent or Subsidiary in writing of an interest (e.g., RSUs, Shares, etc.) in the Company or the Parent or Subsidiary within two business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming a director.

South Africa

Term and Conditions

Tax Reporting Information. This provision supplements Section 6 of the Agreement:

By accepting the RSUs, Participant agrees to notify his or her Employer of the amount of income realized at vesting of the RSUs. If Participant fails to advise his or her Employer of the income at vesting, he or she may be liable for a fine. Participant will be responsible for paying any difference between the actual Tax-Related Items liability and the amount withheld.

Notifications

Exchange Control Information. Participant should consult his or her personal advisor to ensure compliance with applicable exchange control regulations in South Africa, as such regulations are subject to frequent change. Participant is responsible for ensuring compliance with all exchange control laws in South Africa.

Spain

Terms and Conditions

Nature of Grant. This provision supplements Section 7 of the Agreement:

In accepting the RSUs, Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

Further, Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Plan to individuals who may be employees of the Company or a Parent or Subsidiary of the Company throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company or any Parent or Subsidiary of the Company on an ongoing basis except as indicated in the Plan and this Agreement. Consequently, Participant understands that the RSUs are granted on the assumption and condition that the RSUs or the Shares acquired upon settlement shall not become a part of any employment contract (either with the Company or any Parent or Subsidiary of the Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that the grant of RSUs would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any RSUs shall be null and void.

Participant also understands and agrees that, as a condition of the grant and vesting of the RSUs, the Termination of Participant’s employment for any reason (including the reasons listed below), the RSUs will cease vesting immediately, effective on the Participant’s Termination Date. This will be the case, for example, even in the event of a Termination of Participant’s employment by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. Participant acknowledges that he or she has read and specifically accepts the conditions referred to in the “Termination” and “Nature of Grant” sections of the Agreement.

Notifications

Securities Law Information. The grant of the RSUs and the Shares issued pursuant to the vesting of the RSUs are considered a private placement outside of the scope of Spanish laws on public offerings and issuances of securities.

Exchange Control Information. To participate in the Plan, Participant must comply with exchange control regulations in Spain. The acquisition of Shares upon vesting of the RSUs and the sale of Shares must be declared on Form D-6, for statistical purposes, to the Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Industry, Tourism and Commerce. Generally, the D-6 form must be filed each January while the Shares are owned or to report the sale of Shares.

Whenever receiving foreign currency payments derived from the ownership of Shares (i.e., cash dividends or sale proceeds) exceeding €50,000, Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the institution with the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

Foreign Asset/Account Reporting Information. To the extent that Participant holds rights or assets (e.g., Shares or cash held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year, Participant will be required to report information on such rights and assets on his or her tax return for such year. After such rights and assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by March 31 following the end of the relevant year. It is Participant’s responsibility to comply with these reporting obligations, and Participant should consult with his or her personal tax and legal advisors in this regard.

In addition, Participant is required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000.

Sweden

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 6 of the Agreement:

Notwithstanding anything to the contrary in the Agreement, the Company and/or the Employer will account for Participant’s Tax-Related Items by withholding from Participant’s salary.

United Arab Emirates

Notifications

Securities Law Information. The Plan is being offered only to qualified employees of the Company and its Parent or Subsidiaries and is in the nature of an “exempt personal offer” of equity incentives to employees of the Company’s Parent or Subsidiary in the United Arab Emirates. The Plan, the Notice, this Agreement and any other grant documents Participant may receive from the Company are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered (i.e., Shares) should conduct their own due diligence on the securities. If Participant does not understand the contents of the Plan, the Notice or this Agreement, Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. The Ministry of Economy, the Dubai Department of Economic Development, Emirates Securities and Commodities Authority, Central Bank and the Dubai Financial Services Authority, as applicable depending on Participant’s Employer’s location in the United Arab Emirates, have not approved the Plan, the Notice or this Agreement or taken steps to verify the information set out therein, and have no responsibility for such documents.

United Kingdom

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Section 6 of the Agreement:

Participant agrees that, if Participant does not pay or the Employer or the Company does not withhold from Participant the full amount of income tax that Participant owes at vesting, or the release or assignment of the RSUs for consideration, or the receipt of any other benefit in connection with the RSUs within 90 days of the end of the U.K. tax year (April 6 - April 5) during which the event giving rise to the liability occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount that should have been withheld shall constitute a loan owed by Participant to the Employer, effective as of the Due Date. Participant agrees that the loan will bear interest at the Her Majesty’s Revenue and Customs (“HMRC”) official rate and will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Participant by the Company or Employer, by withholding in Shares issued at settlement or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from Participant. Participant also authorizes the Company to delay the issuance of any Shares unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Participant is an executive officer or director and income tax is not collected from or paid by Participant within 90 days of the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) (including Employer NICs, as defined below) may be payable. Participant acknowledges that the Company or the Employer may recover any such additional income tax and NICs (including Employer NICs, as defined below) at any time thereafter by any of the means referred to in Section 6 of the Agreement, although Participant acknowledges that he or she ultimately will be responsible for reporting any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for reimbursing the Employer for the value of any NICs due on this additional benefit.

2015 EQUITY INCENTIVE PLAN

NOTICE OF CASH-SETTLED RESTRICTED STOCK UNIT AWARD

FOR CHINESE NATIONAL PARTICIPANTS IN CHINA

GRANT NUMBER:

Unless otherwise defined herein, the terms defined in the Cepheid (the “Company”) 2015 Equity Incentive Plan, as amended (the “Plan”), shall have the same meanings in this Notice of Cash-Settled Restricted Stock Unit Award for Chinese National Participants in China (the “Notice”).

Name:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the Cash-Settled Restricted Stock Unit Award Agreement for Chinese National Participants in China (the “Agreement”). Each RSU shall be equal in value to the Fair Market Value of one Share.

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the RSU Agreement, the RSUs will vest in accordance with the following schedule: 25% on the one-year anniversary of the Vesting Commencement Date and 25% on each one-year anniversary thereafter, such that the RSUs will be fully-vested on the four-year anniversary of the Vesting Commencement Date.

By accepting this grant you understand that your employment or consulting relationship or service with the Company or a Parent or Subsidiary is for an unspecified duration, can be terminated at any time, and that nothing in this Notice, the Agreement or the Plan changes your employment or service relationship. You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an employee, director or consultant of the Company or a Parent or Subsidiary. You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. You confirm that you have read both the RSU Agreement and the Plan.

CEPHEID 2015 EQUITY INCENTIVE PLAN

CASH-SETTLED RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR CHINESE NATIONAL PARTICIPANTS IN CHINA

Unless otherwise defined herein, the terms defined in the Cepheid (the “Company”) 2015 Equity Incentive Plan, as amended (the “Plan”), shall have the same defined meanings in this Cash-Settled Restricted Stock Unit Award Agreement for Chinese National Participants in China (the “Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Cash-Settled Restricted Stock Unit Award for Chinese National Participants in China (the “Notice”) and this Agreement.

1. Settlement. The Company or Participant’s employer (the “Employer”) shall make a lump sum cash payment (“settlement”) to Participant in an amount equal to the aggregate Fair Market Value (determined on the vesting date) of the number of Shares corresponding to the number of vested RSUs, less any amounts withheld to satisfy Tax-Related Items (as defined in Section 6(b)(ii)). Settlement of RSUs will be made in local currency through payroll on the next payroll date that follows the applicable date of vesting under the vesting schedule set forth in the Notice. The USD/RMB exchange rate will be the exchange rate in effect at the time of settlement. Should Participant leave China on a permanent basis but continue to be employed by the Company or one of its Subsidiaries or Parent, the Company reserves the right to settle the vested RSU in Shares.

2. No Stockholder Rights. Participant shall have no ownership or rights of ownership of the Shares in connection with the grant, vesting or settlement of the RSUs.

3. No Dividend Equivalents. Dividends, if any (whether in cash or Shares), and dividend equivalents shall not be credited to Participant on RSUs.

4. No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5. Termination. If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the Termination Date. The details of Termination and its effects are further discussed below in Section 7(k).

6. Responsibility for Taxes.

(a)	Regardless of any action that the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs or any settlement upon vesting of the RSUs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)	Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by either or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to him or her by the Company and/or the Employer; or

(ii)	withholding from the cash payment paid to him or her upon settlement of the vested RSUs.

(c)	Notwithstanding the foregoing, the Company may, in its discretion and subject to such conditions as it may determine, require or permit Participant to satisfy any Tax-Related Items through some other means (including, without limitation, by payment of a cash amount equal to the amount of any Tax-Related Items).

(d)	Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the settlement to Participant if he or she fails to comply with his or her obligations in connection with the Tax-Related Items.

7. Nature of Grant. In accepting the grant of the RSUs, Participant acknowledges, understands and agrees that:

(a)	the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Board at any time to the extent permitted by the Plan;

(b)	the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)	all decisions with respect to future RSU grants, if any, will be in the Company’s sole discretion;

(d)	the RSU grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Parent or Subsidiary and shall not interfere with the ability of the Company, Employer or any Parent or Subsidiary, as applicable, to terminate Participant’s employment or service relationship (if any);

(e)	Participant is voluntarily participating in the Plan;

(f)	the RSUs and any settlement that Participant receives at vesting are extraordinary items which are outside the scope of Participant’s employment or service contract, if any;

(g)	the RSUs and any settlement that Participant receives at vesting are not intended to replace any pension rights or regular compensation;

(h)	the RSUs and any settlement that Participant receives at vesting are not part of normal or expected compensation or salary for purposes of, among other things, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Parent or Subsidiary;

(i)	the future value of any RSUs at vesting is unknown, indeterminable and cannot be predicted with certainty until the Settlement date;

(j)	no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant rendered services or the terms of Participant’s employment or service agreement, if any), and, in consideration of the grant of the RSUs to which Participant otherwise is not entitled, Participant irrevocably agrees never to institute any claim against the Company or any Parent or Subsidiary (including the Employer), waives his or her ability, if any, to bring any such claim, and releases the Company and its Parent or Subsidiary (including the Employer) from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k)	unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the RSU under the Plan, if any, will Terminate as of Termination Date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when Participant has Terminated for purposes of the RSU grant;

(l)	unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(m)	neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs.

8. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials (“Data”) by and among, as applicable, the Employer, the Company and its Parent or Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs awarded, canceled, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to such plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

10. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the RSUs granted hereunder are superseded. Except as provided in Section 17, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

11. Compliance with Laws and Regulations. The RSUs and any settlement that Participant receives following vesting will be subject to and conditioned upon compliance by the Company and Participant with all applicable tax, securities and exchange control laws and regulations relevant to the Company and the offer of the RSUs.

12. Governing Law and Venue; Severability. If one or more provisions of this Agreement are held to be unenforceable, the parties agree to renegotiate such provisions in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provisions, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of litigating any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the court of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

13. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary, to terminate Participant’s service, for any reason, with or without Cause.

14. Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

15. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan and on the RSU and any cash amount that Participant receives in settlement following vesting, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

17. Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

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By accepting the grant, you and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.